Exhibit 23.5

         [LETTERHEAD OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AG]



                     CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Autoliv, Inc. 1997 Stock Incentive Plan (the "Form S-8") and to the use of our report dated January 27, 1997, with respect to the financial statements of Autoliv GmbH, as of December 31, 1996, included in the Proxy Statement/Prospectus/Exchange Offer that is made a part of the Registration Statement on Form S-4 of Autoliv, Inc. (File No. 333-23813) which, in turn, has been incorporated by reference in the Form S-8.

                        /S/ KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AG
                            KPMG Deutsche Treuhand-Gesellschaft AG


Hamburg, Germany
April 30, 1997